UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

FTI Consulting, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-14875	52-1261113
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 312-9100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FCN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2026, FTI Consulting, Inc. (“FTI Consulting” or the “Company”), entered into an Incremental Amendment (the “Incremental Amendment”) to its existing Credit Agreement (as defined below). The Incremental Amendment was by and among the Company, the subsidiaries of the Company party thereto as guarantors, the lenders party thereto (the “2026 Incremental Term Lenders”), and Bank of America, N.A., as administrative agent for the 2026 Incremental Term Lenders (the “Administrative Agent”). Terms not defined in this Item 1.01 shall have the meanings ascribed to them in the Credit Agreement.

The Incremental Amendment modifies the Company’s Second Amended and Restated Credit Agreement, dated as of November 21, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by the Incremental Amendment, the “Credit Agreement”), among the Company, the lenders party thereto, the guarantors party thereto, and the Administrative Agent, to provide for a term loan in the aggregate amount of $300 million (the “Incremental Term Loan”) on the date of the Incremental Amendment. The proceeds from the Incremental Term Loan may be used for general corporate purposes.

The Incremental Term Loan bears interest, at the Company’s option, at either the Secured Overnight Financing Rate (plus a credit spread adjustment of 0.10%) or the “base rate,” in each case, plus an applicable margin based on the Company’s consolidated total net leverage ratio, as described in the Credit Agreement.

The Incremental Term Loan matures on March 17, 2029, and requires the Company to pay customary fees and expenses. All other terms of the Incremental Term Loan are as set forth in the Incremental Amendment or the Credit Agreement.

The Incremental Amendment contains customary representations and warranties. All other material terms and conditions of the Credit Agreement were unchanged.

The foregoing summary of the Incremental Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incremental Amendment and the Credit Agreement, as applicable, copies of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2022, respectively, and are hereby incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

10.1

Incremental Amendment to Second Amended and Restated Credit Agreement, dated as of March 17, 2026, by and among FTI Consulting, Inc., the Subsidiaries of the Company party thereto, as Guarantors, the 2026 Incremental Term Lenders party thereto and Bank of America, N.A., as administrative agent

104	The Cover Page from FTI Consulting’s Current Report on Form 8-K dated March 17, 2026, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

Date:	March 18, 2026	By:	/s/ CURTIS P. LU
Curtis P. Lu General Counsel